UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2017

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2017, Six Flags Entertainment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, five proposals were voted on and, with approximately 92 percent of the shares voted, the final results for the votes regarding each proposal are set forth below.

1.     Election of Directors. The following eight nominees were elected to the Board of Directors of the Company to serve for the ensuing year and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Kurt M. Cellar	77,336,640	428,775	6,792,831
John M. Duffey	77,105,076	660,339	6,792,831
Nancy A. Krejsa	71,412,660	6,352,755	6,792,831
Jon L. Luther	71,479,944	6,285,471	6,792,831
Usman Nabi	72,998,420	4,766,995	6,792,831
Stephen D. Owens	72,999,350	4,766,065	6,792,831
James Reid-Anderson	76,895,685	869,730	6,792,831
Richard W. Roedel	77,164,727	600,688	6,792,831

 2.    Long-Term Incentive Plan. The Six Flags Entertainment Corporation Long-Term Incentive Plan as amended was approved.

For	Against	Abstain	Broker Non-Votes
68,462,421	9,244,214	58,780	6,792,831

3.    Advisory Vote to Ratify Independent Accounting Firm. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017 was ratified on an advisory basis.

For	Against	Abstain	Broker Non-Votes
84,182,649	313,775	61,822	—
4.    Advisory Vote to Approve Executive Compensation. The compensation paid to the Company's named executive officers was approved on an advisory basis.

For	Against	Abstain	Broker Non-Votes
43,155,485	34,516,140	93,790	6,792,831
5.    Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation. The advisory proposal to hold an advisory vote on executive compensation every year was approved on an advisory basis.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
76,520,799	190,359	990,302	63,955	6,792,831

The Board of Directors has considered the outcome of the foregoing stockholder voting results in which every year received the highest number of votes cast on the frequency proposal, and the Board of Directors has determined to hold non-binding advisory votes on executive compensation every year.  Accordingly, the next non-binding advisory vote on executive compensation will be held at the Company’s 2018 Annual Meeting of Stockholders.

Item 8.01    Other Events.

     On May 4, 2017, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.64 per share of common stock. The dividend will be payable June 12, 2017 to shareholders of record as of May 25, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)                 Exhibits

99.1                        Press Release Announcing Quarterly Cash Dividend, dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General
Counsel
Date: May 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Quarterly Cash Dividend, dated May 4, 2017

5